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                                                                    EXHIBIT 99.1

                               SWIFT FOODS COMPANY
                                       AND
                               S&C HOLDCO 3, INC.

                    $105,000,000 11.00% SENIOR NOTES DUE 2010
        $75,000,000 10.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                                  March 11, 2005

To the purchasers of Senior Notes named in Schedule A attached hereto ("SENIOR NOTES PURCHASERS") and the purchasers of Convertible Notes named in Schedule A attached hereto ("CONVERTIBLE NOTES PURCHASERS", together with the Senior Notes Purchasers, the "PURCHASERS")

Ladies and Gentlemen:

            S&C Holdco 3, Inc., a Delaware corporation ("HOLDCO 3") and Swift Foods Company, a Delaware corporation ("SFC", together with Holdco 3, "ISSUERS"), hereby agree with you as follows:

            SECTION 1. ISSUANCE OF NOTES.

            1.1. Holdco 3 proposes to issue and sell to the Senior Notes Purchasers $105,000,000 aggregate principal amount of 11.00% Senior Notes due 2010 (the "SENIOR NOTES"). SFC proposes to issue and sell to the Convertible Notes Purchasers $75,000,000 aggregate principal amount of 10.25% Convertible Senior Subordinated Notes due 2010 (the "CONVERTIBLE NOTES", together with the Senior Notes, the "NOTES"). The Senior Notes will be issued pursuant to an indenture (as amended, restated, supplemented and otherwise modified from time to time, the "SENIOR NOTES INDENTURE"), to be dated as of March 11, 2005, by and among Holdco 3, SFC, in its capacity as a guarantor thereunder (the "SENIOR NOTES GUARANTOR"), and certain other subsidiaries of Holdco 3 from time to time required to be guarantors thereunder, and The Bank of New York Trust Company, N.A., a national banking association, as indenture trustee (the "TRUSTEE"). The Convertible Notes will be issued pursuant to an indenture (as amended, restated, supplemented and otherwise modified from time to time, the "CONVERTIBLE NOTES INDENTURE", together with the Senior Notes Indenture, the "INDENTURES"), to be dated as of March 11, 2005, by and among SFC, Holdco 3, in its capacity as a guarantor thereunder (the "CONVERTIBLE NOTES GUARANTOR", together with Senior Notes Guarantor, "GUARANTORS"), and certain other subsidiaries of Holdco 3 from time to time required to be guarantors thereunder, and Trustee. Pursuant to the terms set forth in the Senior Notes Indenture, Senior Notes Guarantor will unconditionally guarantee on a senior unsecured basis the obligations under the Senior Notes and obligations under the Senior Notes Indenture (collectively, the "SENIOR NOTES GUARANTY"). Pursuant to the terms set forth in the Convertible Notes Indenture, Convertible Notes Guarantor will unconditionally guarantee on a senior subordinated unsecured basis the obligations under the Convertible Notes and obligations under the Convertible Notes Indenture (collectively, the "CONVERTIBLE NOTES GUARANTY", together with the Senior Notes Guaranty, the "GUARANTY").

            1.2. The Convertible Notes are convertible into shares of common stock, par value $0.01 per share, of SFC (the "COMMON STOCK") in accordance with the terms of the Convertible Notes and the Convertible Notes Indenture, at the conversion price specified in the Convertible Notes Indenture.

                                                         NOTE PURCHASE AGREEMENT

            1.3. The Senior Notes have the benefit of a registration rights agreement (as amended, restated, supplemented and otherwise modified from time to time, the "SENIOR NOTES REGISTRATION RIGHTS AGREEMENT"), to be dated as of the date hereof, among Holdco 3 and the Senior Notes Purchasers, pursuant to which Holdco 3 has agreed to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein a registration statement under the Securities Act of 1933, as amended (the "ACT") relating to a separate series of the Holdco 3's 11.00% Senior Notes due 2010 (the "SENIOR EXCHANGE NOTES") to be offered in exchange for the Senior Notes. The Convertible Notes have the benefit of a registration rights agreement (as amended, restated, supplemented and otherwise modified from time to time, the "CONVERTIBLE NOTES REGISTRATION RIGHTS AGREEMENT"), to be dated as of the date hereof, among SFC, Convertible Notes Guarantor and the Convertible Notes Purchasers, pursuant to which SFC and Convertible Notes Guarantor have agreed to file with the Commission under the circumstances set forth therein a registration statement under the Act relating to the resale of Convertible Notes and the shares of Common Stock to be issued upon the conversion of the Convertible Notes.

            1.4. The issuance of the Notes on the terms set forth herein shall be defined as the "OFFERING".

            1.5. The Notes will be offered and sold to Purchasers pursuant to an exemption from the registration requirements under the Act.

            1.6. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends described in the applicable Indenture.

            1.7. For the purposes of this Purchase Agreement, dated March 11, 2005, among Issuers, Guarantors and Purchasers (as amended, restated, supplemented and otherwise modified from time to time, this "AGREEMENT") capitalized terms are used as defined in Annex I attached hereto, and if not set forth therein, shall have the meanings ascribed to them in the Senior Notes Indenture (provided that the use of "Default" and "Event of Default" herein shall mean all "Defaults" and "Events of Default" in each Indenture).

            SECTION 2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, (a) Holdco 3 hereby issues and sells to Senior Notes Purchasers and Senior Notes Purchasers hereby purchase from Holdco 3, $105,000,000 aggregate principal amount of the Senior Notes for a purchase price equal to $105,000,000 less a discount of .25% of such amount (the "SENIOR NOTES DISCOUNT"), for a total of $104,737,500 (the "SENIOR NOTES PURCHASER PRICE") and
(b) SFC hereby issues and sells to Convertible Notes Purchasers and Convertible Notes Purchasers hereby purchase from SFC, $75,000,000 aggregate principal amount of the Convertible Notes for a purchase price equal to $75,000,000 (the "CONVERTIBLE NOTES PURCHASE PRICE", together with the Senior Notes Purchaser Price, the "PURCHASE PRICE").

            SECTION 3. TERMS OF OFFERING. This Agreement, the Indentures, the Notes, and all other documents or instruments executed by Purchasers, Issuers and Guarantors in connection with the transactions contemplated hereby and thereby are referred to herein as the "TRANSACTION DOCUMENTS." The transactions contemplated by the Transaction Documents, including without limitation the Offering, the issuance of shares of Common Stock issuable upon conversion of the Convertible Notes and the use of the proceeds therefrom are collectively referred to herein as the "TRANSACTIONS." Unless the context requires otherwise, all agreements, representations and warranties of Issuers set forth in this Agreement are made after giving pro forma effect to the Transactions.

                                                         NOTE PURCHASE AGREEMENT

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            SECTION 4. DELIVERY AND PAYMENT. Delivery to Purchasers of, and
payment for, the Notes is occurring concurrently with the execution and delivery hereof (the "CLOSING", and the date of such execution and delivery, the "CLOSING DATE") at the offices of Sidley Austin Brown & Wood, LLP, 787 Seventh Avenue, New York, New York 10019 (the "SIDLEY OFFICES").

            Concurrently with the execution and delivery hereof, (a) Holdco 3 is delivering to the nominee of The Depository Trust Company, three global notes representing the Senior Notes, and SFC is delivering to the nominee of The Depository Trust Company, three global notes representing the Convertible Notes, which global notes shall each have a principal balance of zero, and (b) Holdco 3 is delivering to the Trustee, on behalf of the Purchasers, eight definitive notes representing the Senior Notes in aggregate principal amount of $105,000,000 and SFC is delivering to the Trustee, on behalf of the Purchasers, eight definitive notes representing the Convertible Notes in aggregate principal amount of $75,000,000, in each case against payment by Purchasers of the aggregate Purchase Price by immediately available federal funds bank wire transfer to such bank account as Issuers have designated to Purchasers. The portion of the Purchase Price payable by each Purchaser is set forth on Schedule A attached hereto.

            The parties hereby acknowledge that prior to the execution and delivery of this Purchase Agreement, the global notes and definitive notes representing the Notes have been made available to Purchasers for inspection.

            SECTION 5. AGREEMENTS OF ISSUERS AND GUARANTORS. Each Issuer and each Guarantor hereby agrees:

            5.1. To qualify the Notes under the securities or blue sky laws of such jurisdictions as Purchasers may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that Issuers shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Issuers will promptly advise Purchasers of the receipt by Issuers or Guarantors of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            5.2. To pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, issuance and delivery of the Notes, including the fees of the Trustee and (B) the qualification of the Notes for offer and sale under the securities or blue sky laws of the several states, (ii) all fees and expenses of the counsel and accountants of Issuers and Guarantors,
(iii) the cost of qualifying the Notes and Common Stock issuable upon conversion of the Convertible Notes for trading in The Portal(SM) Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) all fees and expenses (including fees and expenses of counsel) of Issuers and Guarantors in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, (vi) all documented out-of-pocket reasonable fees and expenses (including reasonable fees and expenses of counsel) incurred by Purchasers in connection with the preparation, negotiation, execution, administration, amendment and waiver of the Transaction Documents, and the consummation of the Transactions, and (vii) all other costs and expenses incident to the performance by Issuers and Guarantors of their obligations hereunder.

            5.3. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of

                                                         NOTE PURCHASE AGREEMENT

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the Indentures (and, to the extent it may lawfully do so, each Issuer and each
Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indentures but shall suffer and permit the execution of every such power as though no such law had been enacted).

            5.4. Upon consummation of the Initial Public Offering, to use its best efforts to effect the listing or quotation, as applicable, of the Common Stock issuable upon conversion of the Convertible Notes on a U.S. national securities exchange or quotation system on which the Common Stock is listed or quoted after the Initial Public Offering.

            5.5. Not to, not to permit any Issuer Entity, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) controlled by either Issuer or either Guarantor will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to Purchasers of the Notes. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of the Notes.

            5.6. To cooperate with the Purchasers to permit the Notes to be eligible for clearance and settlement through DTC.

            5.7. Not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            5.8. During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future subsidiaries of either Issuer, either Guarantor or any other affiliates (as defined in Rule 144 under the Act) controlled by either Issuer or either Guarantor to, resell any of the Notes that have been reacquired by either Issuer, either Guarantor, any current or future subsidiaries of either Issuer, either Guarantor or any other affiliates (as defined in Rule 144 under the Act) controlled by either Issuer or either Guarantor, except pursuant to an effective registration statement under the Act.

            5.9. To use the net proceeds received by such Issuer from the sale of the Notes to (i) pay a dividend to the shareholders of SFC and (ii) pay costs, fees and expenses incurred in connection with the Transactions.

            5.10. During the period of two years after the Closing Date, such Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            5.11. Unless otherwise provided in this Section 5, (a) Holdco 3's and Senior Notes Guarantor's obligations under this Section 5 shall terminate on the date upon which no Purchaser or any of its respective affiliates continues to hold Senior Notes acquired on the Closing Date and (b) SFC's and Convertible Notes Guarantor's obligations under this Section 5 shall terminate on the date upon which no Purchaser or any of its respective affiliates continues to hold Convertible Notes acquired on the Closing Date.

                                                         NOTE PURCHASE AGREEMENT

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            5.12. (a) No later than the Business Day following the Closing, to publicly issue a press release and, with respect to Holdco 3, to file an 8-K, in each case, with respect to the Transactions, which press release and 8-K shall have been submitted to Purchasers for their prior review and approval (not to be unreasonably withheld), and (b) within a reasonable time prior to filing any press release, 8-K or other public disclosure with respect to the Transactions, provide Purchasers with such press release, 8-K or other public disclosure for their review and approval, not to be unreasonably withheld.

            SECTION 6. REPRESENTATIONS AND WARRANTIES OF ISSUERS AND GUARANTORS. Each Issuer and each Guarantor each represent and warrant to Purchasers that as of the Closing Date:

            6.1. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Notes, in any jurisdiction. As of the Closing Date and except as otherwise disclosed on one or more disclosure schedules to the Transaction Documents, the SEC Documents (in the case of Holdco 3) will contain all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Except as disclosed in the SEC Documents or on Schedule 6.1 attached hereto, there are no existing material agreements or arrangements (other than the Bank Facility and the Existing Indentures) as of the Closing Date that (a) any Issuer Entity (other than Holdco 3, S&C Holdco 2, Inc., and SFC Holding Company, Inc.) has with any of its respective Affiliates that is not an Issuer Entity, and (b) any of Holdco 3, S&C Holdco 2, Inc. and SFC Holding Company, Inc. has with any of its respective Affiliates.

            6.2. Each Issuer Entity (i) has been duly incorporated or organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets described in the SEC Documents, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except, in the cases of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any Issuer Entity or Issuer Entities taken as a whole, (B) the ability of either Issuer or either Guarantor to perform its obligations in all material respects under any of the Transaction Documents, or (C) the validity of any of the Transaction Documents or the consummation of any of the Transactions (each, a "MATERIAL ADVERSE EFFECT").

            6.3. The authorized, issued and outstanding Capital Stock of SFC is set forth in Schedule 6.3. Set forth on Schedule 6.3 are the only direct and indirect Subsidiaries of Issuers and Guarantors. Except as set forth on Schedule 6.3, all of the shares of outstanding Capital Stock of each Issuer Entity have been duly and validly authorized and issued and are fully paid and nonassessable and, except in respect of the Capital Stock of SFC, are owned, directly or indirectly, by the Issuer indicated therein, free and clear of all liens, security interests, mortgages, pledges, charges, claims or restrictions on transferability or encumbrance of any kind. Except as disclosed in the SEC Documents or set forth on Schedule 6.3, immediately following the Closing, no Issuer Entity will directly or indirectly own any capital stock or other equity interest in any person. None of the outstanding shares of Capital Stock of Issuers or Guarantors was issued in violation of the preemptive or other similar rights of any securityholder of any Issuer or Guarantor.

            6.4.  Immediately following the Closing except as set forth on
Schedule 6.4 attached hereto, no Issuer Entity will have any liabilities, absolute, accrued, contingent or otherwise other than (A)

                                                         NOTE PURCHASE AGREEMENT

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liabilities that are reflected in the financial statements set forth in the
Issuer 10-K or any SEC Document filed subsequent to the date of the Issuer 10-K,
(B) liabilities in connection with the Notes and incidental to the Transactions, or (C) (i) with respect to each Issuer Entity other than the SFC Group and Holdco 3, liabilities incurred subsequent to the date of the most recent Issuer 10-Q in the ordinary course of business, consistent with past practice, and (ii) with respect to the SFC Group and Holdco 3, liabilities incurred subsequent to the date of the most recent Issuer 10-Q that are incurred in the ordinary course of business, consistent with past practice and are less than $1,000,000.

            6.5. Each Issuer and Guarantor has all requisite power and authority to enter into, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions contemplated thereby. Each of the Transaction Documents has been duly authorized by each Issuer and Guarantor, and this Agreement is, and, when executed and delivered, each other Transaction Document to which such Issuer Entity is a party will be, a legal, valid and binding obligation of such Issuer Entity, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the "ENFORCEABILITY EXCEPTIONS").

            6.6. The Notes have been duly authorized by the Issuer thereof for issuance and sale to Purchasers pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the applicable Indenture and delivered to and paid for by Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer thereof, enforceable against such Issuer in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. The Senior Notes are senior indebtedness and will rank equal in right of payment with Holdco 3's present and future senior indebtedness, and the Senior Notes Guaranty is senior indebtedness and will rank equal in right of payment with Senior Notes Guarantor's present and future senior indebtedness. The Senior Exchange Notes have been duly authorized, and, if and when executed and authenticated in accordance with the provisions of the Senior Notes Indenture and delivered in accordance with the registered exchange offer contemplated by the Senior Notes Registration Rights Agreement, will have been duly executed and delivered by Holdco 3 obligations of Holdco 3 entitled to the benefits of the Senior Notes Indenture (subject, as to the Enforceability Exceptions).

            6.7. No Issuer Entity is (i) in violation of its respective certificate or articles of incorporation, certificate of formation, bylaws, operating agreement, partnership agreement, or other similar constituent instrument (the "CHARTER DOCUMENTS"), (ii) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "APPLICABLE LAW") of any government, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), or (iii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which it is a party or by which any of them or their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), other than in the case of clauses (i), (ii) or (iii) of this sentence as disclosed in the SEC Documents or violations, breaches or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would (i) constitute a violation of such Charter Documents or Applicable Laws, (ii) constitute a breach of or default under any Applicable Agreement, or (iii) result in the imposition of any penalty or the acceleration of any indebtedness other than, with respect to clauses (i), (ii) or (iii) of this sentence only, breaches, penalties or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force

                                                         NOTE PURCHASE AGREEMENT

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and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.8. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of any Issuer Entity (except for the pledge to the Bank Lenders of the Capital Stock of Swift & Company acquired by Holdco 3 on the Closing Date pursuant to the Bank Facility), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, other than, with respect to this clause (ii) only, such breaches, violations or defaults as disclosed in the SEC Documents or that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) any Applicable Law. Immediately after giving effect to the Transactions, no Default or Event of Default will exist.

            6.9. Assuming the accuracy of the Purchasers' representations set forth in Section 7 hereof, (i) no registration under the Act of the Notes or the Guaranty is required for the sale of the Notes and the Guaranty to Purchasers as contemplated hereby, (ii) prior to the effective date of the registration statement for the Senior Exchange Notes, it is not necessary to qualify the Indentures, pursuant to which the Notes are to be issued, under the Trust Indenture Act of 1939, as amended (the "TIA"), and (iii) no other permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority (collectively, "PERMITS"), and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Transaction Documents or the consummation of any of the Transactions, other than such Permits (A) as have been made or obtained on or prior to the Closing Date, (B) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, and
(C) as may be required pursuant to Section 5.1 hereof.

            6.10. Except as disclosed in the SEC Documents or as set forth on
Schedule 6.10, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "PROCEEDINGS"), pending or to the knowledge of either Issuer or either Guarantor, overtly threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Transaction Documents or any of the Transactions, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Issuer Entity is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

            6.11. On and as of the date hereof, each Issuer Entity has good title to its owned properties and other tangible assets, free and clear of all Liens except (a) with respect to each Issuer Entity other than the SFC Group, Permitted Liens, and with respect to the SFC Group, except for immaterial Liens. The tangible properties of each Issuer Entity are in good repair (reasonable wear and tear excepted), appropriately insured and suitable for their uses except where the failure to be in such good repair or appropriately insured and suitable for their uses could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real properties held under lease by each Issuer Entity are and will be held by them under valid, subsisting and enforceable leases which are and will be in full force and effect except where the failure to be valid, subsisting, enforceable and in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no defaults by any Issuer Entity are existing under any such lease which could reasonably be expected to result in the termination of one or more of such leases by such lessor without

                                                         NOTE PURCHASE AGREEMENT

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regard to notice or passage of time, which termination(s), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            6.12. Upon issuance and delivery of the Convertible Notes in accordance with this Agreement and the Convertible Notes Indenture, the Convertible Notes will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Convertible Notes and the Convertible Notes Indenture; upon the Closing, the shares of Common Stock issuable upon conversion of the Convertible Notes shall have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of SFC.

            6.13. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of the Transaction Documents or the issuance or sale by Issuers of the Notes.

            6.14. (a) Each Issuer Entity is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are required by applicable law and are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring any Issuer Entity or their respective businesses, assets, employees, officers and directors are in full force and effect; (b) the Issuer Entities are in compliance with the terms of such policies and instruments in all material respects; (c) there are no claims by the Issuer Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (d) no Issuer Entity has been refused any insurance coverage sought or applied for, except in the case of clauses (a) through (c) above for such matters that would not have a Material Adverse Effect; and no Issuer Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            6.15. All material Tax returns required to be filed by each Issuer Entity have been filed. All Taxes that are due or claimed from each Issuer Entity have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. No tax Lien has been filed. To the knowledge of each Issuer and Guarantor, there are no proposed Tax assessments against any Issuer Entity that could have a Material Adverse Effect. The accruals and reserves on the books and records of each Issuer Entity in respect of any material Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "TAX" and "TAXES" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

            6.16. Except as set forth on Schedule 6.16, each Issuer Entity owns, or possesses the legal right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") necessary for, or material to, the conduct of its businesses as currently conducted. To the knowledge of each Issuer and Guarantor, (i) no claims have been asserted by any person challenging the use of any such Intellectual Property by any Issuer Entity or questioning the validity or effectiveness of any legal rights held by such Person related thereto that could, singly or in the aggregate, reasonably be expected to have a Material

                                                         NOTE PURCHASE AGREEMENT

Adverse Effect, (ii) such Person does not know of any valid basis for any such claim, and (iii) the use of such Intellectual Property by each Issuer Entity does not infringe on the Intellectual Property rights of any other person, except to the extent that such infringements could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. It is the ordinary business practice of each Issuer Entity to file with the United States Patent and Trademark Office for registration or recordation, as applicable (x) a completed application for registration of each trademark and patent owned by it which is material to the business of such Issuer Entity and (ii) an appropriate assignment to such Issuer Entity of the interest acquired by it in any trademark and patent which is material to the business of such Issuer Entity or Issuer Entities taken as a whole. Since the most recently filed Issuer 10-Q, no Issuer Entity has sold, assigned or otherwise disposed of any Intellectual Property other than abandonment of non-material Intellectual Property in the ordinary course of business.

            6.17. Each Issuer and Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States, consistently applied ("GAAP"), (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

            6.18. The financial statements included in the SEC Documents, together with the related notes (the "FINANCIAL STATEMENTS") present fairly in all material respects the financial position of Holdco 3 and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and the other financial information included in the SEC Documents present fairly in all material respects the information stated therein, and, except as otherwise disclosed in the SEC Documents, such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The SFC Financial Documents have been prepared in good faith based upon the books and records of SFC and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the SFC Financial Documents, such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

            6.19. The representations and warranties set forth in Section 6.19(a) are made, in respect of Holdco 3 and its Subsidiaries, with respect to events, facts and circumstances occurring subsequent to the respective dates as of which information is given in the most recently filed Issuer 10-Q and are qualified in their entirety by reference to the disclosures in such Issuer 10-Q and Schedule 6.19. The representations and warranties set forth in Section 6.19(a) are made, in respect of SFC, SFC Subsidiary Holdings Inc., and S&C Holdco 2, Inc. (the "SFC GROUP"), with respect to events, facts and circumstances occurring subsequent to the respective dates as of which information is given in the most recent SFC Financial Document and are qualified in their entirety be reference to the disclosures in such SFC Financial Document and Schedule 6.19.

                  (a) Subject to the foregoing paragraph in Section 6.19, except as adequately disclosed in such Issuer 10-Q or SFC Financial Document, as applicable, (i) there has not been any decrease in the Capital Stock, or any payment of or declaration to pay any dividends or any other distribution by any Issuer Entity on any class of its Capital Stock, (ii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any Issuer Entity, or Issuer Entities taken as a whole, (iii) there has been no damage, destruction or loss, whether or not covered by insurance,

                                                         NOTE PURCHASE AGREEMENT
      materially and adversely affecting the business, properties or financial condition of any Issuer Entity or Issuer Entities taken as a whole, (iv) there has not been any waiver or compromise of a valuable right or of a material debt belonging to any Issuer Entity; (v) there has not been any material adverse change to a material contract or agreement concerning any Issuer Entity or any of its property; and (vi) there has not been any arrangement or commitment by any Issuer Entity to do any of the things set forth in the foregoing clauses (iv) and (v).

                  (b) To the knowledge of each Issuer and Guarantor, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except such events that have been adequately disclosed in the SEC Documents, SFC Financial Documents, the Transaction Documents or the schedules to the Transaction Documents.

            6.20. Subsequent to the filing of the most recently filed Issuer 10-Q, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any Issuer or Guarantor that it is considering imposing) any condition (financial or otherwise) on any Issuer or Guarantor's retaining any rating assigned to such Person or to any securities of such Person, or (ii) has indicated to any Issuer or Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any Issuer or Guarantor or any securities of any Issuer or Guarantor.

            6.21. On the Closing Date (after giving effect to the Transactions), each Issuer and Guarantor will be Solvent.

            6.22. To the actual knowledge of each Issuer and Guarantor, no condition exists or event or transaction has occurred in connection with any employee benefit plan that would be reasonably likely to result in any Issuer Entity or any of their respective "Affiliates" incurring any liability, fine or penalty that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.22, no Issuer Entity or any trade or business under common control with any Issuer Entity (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Security Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"). The terms "employee benefit plan," and "employee pension benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "CODE").

            6.23. Except for Credit Suisse First Boston, the Advisory Fee and as disclosed on Schedule 6.23, neither Issuer has dealt with any broker, finder, commission agent or other person (other than Purchasers) in connection with the Transactions, and neither Issuer is under any obligation to pay any broker's fee or commission in connection with such transactions.

            6.24. No labor dispute with the employees of any Issuer Entity exists or, to the knowledge of each Issuer and each Guarantor, is imminent that would be reasonably likely to have a Material Adverse Effect. Since the most recently filed 10-Q (in respect of Holdco 3 and its Subsidiaries) and the most recent date reported on in an SFC Financial Document (in respect of the SFC Group), other than as disclosed in writing to the Purchasers, there has been (a) no material change in any compensation arrangement or agreement with any Person that is a member of senior management, an executive officer

                                                         NOTE PURCHASE AGREEMENT
or a regional president of the Issuer Entities other than compensation increases in the ordinary course of business and consistent with past practices and (b) no resignation, termination of employment or agreement with respect to any resignation or termination of employment, of any Person that is a member of senior management, an executive officer or a regional president of the Issuer Entities, nor to the knowledge of either Issuer or either Guarantor, is there any impending resignation or termination of any such Person.

            6.25. Except as would not have a Material Adverse Effect or as disclosed in the SEC Documents, (i) no Issuer Entity is in violation of any federal, state or local laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to pollution or protection of human health or the environment or the use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), including, without limitation, noncompliance with or lack of any permits or other environmental authorizations; (ii) no Issuer Entity has received any communication from any person or entity alleging any such violation; (iii) there is no pending or, to the knowledge of either Issuer or either Guarantor, threatened claim, action, investigation or notice by any Governmental Authority against any Issuer Entity or against any person or entity for whose acts or omissions any Issuer Entity is or may reasonably be expected to be liable, either contractually or by operation of law, alleging liability for investigatory, cleanup, or other response costs, natural resources or property damages, personal injuries, attorney's fees or penalties relating to any Materials of Environmental Concern or any violation or potential violation of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), and (iv) to the knowledge of each of each Issuer and each Guarantor, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of any such Environmental Claim.

            6.26. No Transaction Document, SEC Document, SFC Financial Document or any information, schedule, exhibit or report or other document furnished by or on behalf of any Issuer Entity to any Purchaser in connection with the negotiation of this Agreement, the Indentures or pursuant to the terms of this Agreement or the Indentures, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading. Any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Issuers to be reasonable at the time made, it being recognized by the Purchasers that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

            6.27. Holdco 3 is contractually obligated pursuant to the Indentures dated as of September 19, 2002 (the "EXISTING INDENTURES"), between Swift & Company, as issuer, The Bank of New York Trust Company of Florida, N.A., as trustee, regarding the 10-1/8% Senior Notes due 2009 and 12-1/2% Senior Subordinated Notes due January 1, 2010, to comply with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Holdco 3 files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, and SFC is not subject to such reporting requirements nor does SFC file such reports.

                                                         NOTE PURCHASE AGREEMENT

            6.28. No other securities of any Issuer are of the same class (within the meaning of Rule 144A under the Act) as the Notes are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            6.29. There are no legal or governmental proceedings involving or, to any Issuer's or Guarantor's knowledge, affecting any Issuer Entity or any of their respective properties or assets which would be required to be described in a filing by either Issuer with the Commission that are not described in the SEC Documents, nor are there any material contracts or other documents which would be required to be described in a filing by Issuers with the Commission that are not described in the SEC Documents or set forth on Schedule 6.29 attached hereto.

            6.30. Except as set forth on Schedule 6.30 attached hereto or arising under any Transaction Document, there are no consensual encumbrances or restrictions on the ability of any Issuer Entity (x) to pay dividends on such Person's capital stock or to pay any indebtedness to any Issuer Entity, (y) to make loans or advances to, or investments in, any Issuer Entity or (z) to transfer any of its property or assets to any Issuer Entity.

            6.31. Neither Issuer nor any of their affiliates (as defined in Rule 501(b) under the Act) has, within the six-month period prior to the date hereof, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) by or for Issuers that is of the same or similar class as the Notes in a manner that would require registration of the Notes under the Act.

            6.32. Neither Issuer nor any of their affiliates nor any person acting on their behalf has (i) engaged, in connection with the offering of the Notes, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Act); or (ii) solicited offers for, or offered or sold, such Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            6.33. No Issuer, Guarantor nor any agent thereof acting on behalf of such Person has taken, nor will take, any action that might cause this Agreement or the issuance or sale of Notes to violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.

            6.34. No Issuer or Guarantor owns or controls nor, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in Section 5, will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, nor does any Issuer or Guarantor own or control, a closed-end investment company required to be registered, that is not registered, thereunder.

            6.35. The Issuer Entities possess all licensees, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to so possess could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, and no Issuer Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                                                         NOTE PURCHASE AGREEMENT

            6.36. Immediately following the Closing, each Issuer Entity and each of its respective directors, members, managers, officers, employees and agents (collectively, the "REGULATED PERSONS") shall have, and will be in compliance with the terms and conditions of, all Permits necessary or advisable to own, lease and operate the properties and to conduct the businesses described in the SEC Documents other than those the failure of which to have could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Immediately following the Closing, all such Permits will be valid and in full force and effect, except where the failure for such Permits to be valid and in full force and effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the actual knowledge of each Issuer and Guarantor, after reasonable inquiry, (a) no event has occurred which allows, or after notice or lapse of time would allow, the imposition on any Issuer Entity of any material penalty, revocation or termination by the issuer of any Permit or which results, or after notice or lapse of time would result, in any material impairment of the rights of the holder of any such Permits, or
(b) no Issuer Entity is considering limiting, conditioning, suspending, modifying, revoking or not renewing any Permit, except, in each case, as could not, singly or in the aggregate reasonably be expected to have a Material Adverse Effect.

            6.37. As of the Closing Date, S&C Holdco 2, Inc. is not the holder of any Debt with respect to which Holdco 3 is an obligor.

            SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser severally represents and warrants that:

            7.1. It is a "qualified institutional buyer" within the meaning of Rule 144A under the Act.

            7.2. The Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would violate the securities laws of the United States, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of its Notes under an effective registration statement under the Act or under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

            7.3. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized by it. This Agreement has been duly and validly executed and delivered by such Purchaser, and, assuming due and valid execution and delivery by the other parties hereto, constitute the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

            7.4. Such Purchaser agrees and acknowledges that the Notes and each Guaranty initially issued hereunder have not been, and will not upon initial issuance be, registered under the Securities Act, and that the certificates evidencing the Notes shall bear a legend to that effect.

            7.5. To the full satisfaction of such Purchaser, such Purchaser has been furnished with any and all materials such Purchaser has requested relating to the Transactions, and such Purchaser has been afforded the opportunity to ask questions of representatives of the Issuers concerning the terms and conditions of the Transactions and to obtain any additional information as it may require, and all such questions have been answered to the full satisfaction of such Purchaser. Such Purchaser or advisors or consultants relied upon by such Purchaser in evaluating the Transactions have such knowledge and experience in financial, tax and business matters as to enable such Purchaser or such advisors or

                                                         NOTE PURCHASE AGREEMENT
consultants to evaluate the merits and risks of the Transactions and to make an informed decision regarding all aspects of the Transactions. Without limiting the foregoing, such Purchaser acknowledges that it has consulted with advisors, including legal counsel, that have tax expertise regarding the tax aspects of investing in the Notes. Such Purchaser acknowledges that an investment in the Notes includes significant risks including, without limitation, that (a) the Notes involve a substantial degree of risk of loss of Purchaser's entire investment and (b) there is no reasonable assurance of any income from an investment in the Notes. Such Purchaser is able to bear the economic risk of losing its entire investment in the Notes and the other risks associated with the Notes.

            SECTION 8. INDEMNIFICATION.

            8.1. Each Issuer and Guarantor jointly and severally agrees to defend, protect, indemnify, and hold harmless each Purchaser and each of their respective Affiliates, and each of such Purchaser's or Affiliate's respective officers, directors, employees, attorneys, advisors, representatives and agents (collectively, the "INDEMNIFIED PARTIES"), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Parties) (including in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Parties shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnified Parties that arise out of or are based upon any breach of any representation, warranty, covenant or other provision of this Purchase Agreement.

            8.2. No claim may be made by any Issuer or Guarantor or any other Person against any Indemnified Party, or by any Purchaser against any Issuer or Guarantor or any of their respective Affiliates, and each of such Purchaser's or Affiliate's respective officers, directors, employees, attorneys, advisors, representatives and agents (the "ISSUER GROUP") for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) in respect of any claim for breach of contract or any other theory of liability arising out of or related to the Transactions, or any act, omission or event occurring in connection therewith; and each Purchaser, Issuer and Guarantor, on its own behalf and on behalf of its Affiliates, hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Furthermore, no Indemnified Party shall have any liability to any Issuer, Guarantor, any Affiliate of any Issuer or Guarantor, or any of their respective securityholders or creditors for or in connection with the Transactions except for direct damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            SECTION 9. CLOSING DELIVERABLES.

            9.1. Concurrently with the execution and delivery hereof and at the Closing, the Purchasers are receiving the following (or, (i) in the case of Section 9.1(e) below, the nominee of The Depository Trust Company is receiving for the account of the Purchasers and (ii) in the case of Section 9.1(f) below, Black Canyon Capital Advisors LLC is receiving):

                  (a) a certificate dated the Closing Date, signed by the chief executive officer, president or vice president of each Issuer and Guarantor and the principal financial or accounting officer of each Issuer and Guarantor, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of such Issuer and Guarantor in this Agreement are true and correct, that such Issuer and Guarantor has complied

                                                         NOTE PURCHASE AGREEMENT
      with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that as of the Closing Date no Event of Default or Default (each as collectively defined in the Indentures) shall have occurred or will occur after giving effect thereto;

                  (b) a certificate of the secretary or the assistant secretary of each Issuer and Guarantor (a) attaching (1) resolutions of the board of directors of such Person, evidencing approval of the Transaction Documents and the execution, delivery and performance of the obligations thereunder, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded, (2) the Charter Documents of such Person, with the certificates of incorporation, formation or other applicable Charter Documents certified by the Secretary of State of the State of such Person's organization, (3) an incumbency certificate signed by the secretary or an assistant secretary and one other officer of such Person certifying as to the names, titles and true signatures of the officers of such Person authorized to sign the Transaction Documents to which it is a party and the other documents to be delivered hereunder, and (4) corporate and tax good standing certificates as to such Person from their respective states of incorporation and from each jurisdiction where each Person is required to be qualified to do business in order to conduct its business as currently conducted and failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and (b) certifying that no dissolution or liquidation proceedings as to such Person have been commenced or are contemplated;

                  (c) a favorable opinion, dated the Closing Date, of special counsels to Issuers and Guarantors with respect to such matters as Purchasers may reasonably request, in each case, in form and substance satisfactory to the Purchasers;

                  (d) a reasoned solvency opinion delivered by Chanin Capital L.L.C. with respect to the solvency of Holdco 3 and with respect to the solvency of SFC, in form and substance satisfactory to the Purchasers (the "Solvency Opinion");

                  (e) (i) eight definitive notes representing the Senior Notes in an aggregate principal balance of $105,000,000, issued to the Senior Note Purchasers in the amounts set forth on Schedule A attached hereto,
      (ii) eight definitive notes representing the Convertible Notes in an aggregate principal balance of $75,000,000, issued to the Convertible Note Purchasers in the amounts set forth on Schedule A attached hereto, (iii) three global notes with a principal balance of zero representing the Senior Notes, and (iv) three global notes with a principal balance of zero representing the Convertible Notes;

                  (f)   payment of the Advisory Fee;

                  (g)   executed Transaction Documents by all parties thereto;

                  (h) all other fees (including, without limitation, the legal fees of Purchasers' counsel) due and payable on or before the Closing Date and all expenses (including, without limitation, the expenses of Purchasers' counsel) due and payable on or before the Closing Date, with respect to which documentation has been provided to Issuers.

            9.2. Concurrently with the execution and delivery hereof and at the Closing, the Issuers are receiving:

                                                         NOTE PURCHASE AGREEMENT

                  (a)   payment from Purchasers for the Notes pursuant to
      Section 2 and Section 4 of this Agreement; and

                  (b)   the Solvency Opinion.

            SECTION 10. MISCELLANEOUS.

            10.1. All notices given pursuant to any provision of this Agreement shall be in writing and mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel: (a) if to either Issuer or Guarantor, to Donald F. Wiseman, Swift Foods Company, 1770 Promontory Circle, Greeley, Colorado 80634 (fax no. 970-506-8323), with a copy to Christine A. Hathaway, Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201-2975 (fax no. 214-999-7714), and (b) if to any Purchaser, to the address for such Purchaser as set forth on Schedule A attached hereto, with a copy to Sidley Austin Brown & Wood LLP, 555 West Fifth Street, Los Angeles, CA 90013, Attention: Gary Cohen, Esq. (fax no. 213- 896-6600).

            10.2. This Agreement has been and is made solely for the benefit of and shall be binding upon each Issuer, Guarantor, and Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in
Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from Purchasers merely because of such purchase.

            10.3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            10.4. EACH PURCHASER, ISSUER AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

            10.5. EACH PURCHASER, ISSUER AND GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            10.6. EACH PURCHASER, ISSUER AND GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE

                                                         NOTE PURCHASE AGREEMENT

PREPAID, TO SUCH PURCHASER, ISSUER AND GUARANTOR AT THE ADDRESS SET FORTH HEREIN FOR SUCH PERSON, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER OR HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ISSUER OR GUARANTOR IN ANY OTHER JURISDICTION.

            10.7. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            10.8. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            10.9. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in fall force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

           10.10. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

            SECTION 11. RESTRICTIONS ON TRANSFER.

            11.1. Each Purchaser acknowledges and agrees that prior to the expiration of the Restricted Period, such Purchaser may not offer, sell or otherwise transfer any Notes without the prior written consent of Holdco 3 (in the case of the Senior Notes) or SFC (in the case of the Convertible Notes), which consent shall not be unreasonably withheld or delayed (it being agreed that if SFC and Holdco 3 fail to respond prior to three Business Days after actual receipt of such request, SFC and Holdco 3 shall be deemed to have consented to such transfer); it being acknowledged that this restriction does not apply to subsequent holders of the Notes other than the Purchasers.

                                    *  *  *

                                                         NOTE PURCHASE AGREEMENT

            Please confirm that the foregoing correctly sets forth the agreement between Issuers, Guarantors and Purchasers.

Very truly yours,

                                            S&C HOLDCO 3, INC.

                                            By: /s/ Donald F. Wiseman
                                                ------------------------------
                                                Name:  Donald F. Wiseman
                                                Title: Vice President, General
                                                       Counsel and Secretary

                                            SWIFT FOODS COMPANY

                                            By: /s/ Donald F. Wiseman
                                                -----------------------------
                                                Name:  Donald F. Wiseman
                                                Title: Vice President, General
                                                       Counsel and Secretary

                               SIGNATURE PAGE TO
                            NOTE PURCHASE AGREEMENT

ACCEPTED AND AGREED TO:

PRIVATE CAPITAL PARTNERS LLC

By: /s/ Michael Hooks
    -------------------------
    Name: Michael Hooks
    Title: Authorized Member

                               SIGNATURE PAGE TO
                            NOTE PURCHASE AGREEMENT

CANPARTNERS INVESTMENTS IV, LLC

By: /s/ Mitchell R. Julis
    --------------------------------
    Name:  Mitchell R. Julis
    Title: Managing Partner

CANYON VALUE REALIZATION FUND, L.P.
BC FUNDING COMPANY, LTD.
CANYON BALANCED EQUITY MASTER FUND, LTD.
CANYON CAPITAL ARBITRAGE MASTER FUND, LTD.
MACVEST I, LTD.
INSTITUTIONAL BENCHMARKS MASTER FUND, LTD.

BY:  CANYON CAPITAL ADVISORS, LLC,
     ITS INVESTMENT ADVISOR

By: /s/ Mitchell R. Julis
    --------------------------
Name:  Mitchell R. Julis
Title: Managing Partner

                               SIGNATURE PAGE TO
                            NOTE PURCHASE AGREEMENT

             ANNEX I TO THE PURCHASE AGREEMENT DATED MARCH 11, 2005

                                  Defined Terms

"ACT"                                                     --      Section 1.3
"AGREEMENT"                                               --      Section 1.7
"APPLICABLE AGREEMENTS"                                   --      Section 6.7
"APPLICABLE LAW"                                          --      Section 6.7
"CHARTER DOCUMENTS"                                       --      Section 6.7
"CLOSING DATE"                                            --      Section 4
"CLOSING"                                                 --      Section 4
"CODE"                                                    --      Section 6.22
"COMMISSION"                                              --      Section 1.3
"COMMON STOCK"                                            --      Section 1.2
"CONVERTIBLE NOTES"                                       --      Section 1.1
"CONVERTIBLE NOTES GUARANTOR"                             --      Section 1.1
"CONVERTIBLE NOTES GUARANTY"                              --      Section 1.1
"CONVERTIBLE NOTES INDENTURE"                             --      Section 1.1
"CONVERTIBLE NOTES PURCHASE PRICE"                        --      Section 2
"CONVERTIBLE NOTES PURCHASERS"                            --      Addressees
"CONVERTIBLE NOTES REGISTRATION RIGHTS AGREEMENT"         --      Section 1.3
"ENFORCEABILITY EXCEPTIONS"                               --      Section 6.5
"ENVIRONMENTAL CLAIMS"                                    --      Section 6.25
"ENVIRONMENTAL LAWS"                                      --      Section 6.25
"ERISA"                                                   --      Section 6.22
"EXCHANGE ACT"                                            --      Section 6.27
"EXISTING INDENTURES"                                     --      Section 6.27
"FINANCIAL STATEMENTS"                                    --      Section 6.18
"GAAP"                                                    --      Section 6.17
"GOVERNMENTAL AUTHORITY"                                  --      Section 6.7
"GUARANTORS"                                              --      Section 1.1
"GUARANTY"                                                --      Section 1.1
"HOLDCO 3"                                                --      First Paragraph
"INDEMNIFIED MATTERS"                                     --      Section 8.1
"INDEMNIFIED PARTIES"                                     --      Section 8.1
"INDENTURE"                                               --      Section 1.1

                               ANNEX & SCHEDULES-1

                                                         NOTE PURCHASE AGREEMENT

"INTELLECTUAL PROPERTY"                                   --      Section 6.16
"ISSUERS"                                                 --      First Paragraph
"MATERIAL ADVERSE EFFECT"                                 --      Section 6.2
"MATERIALS OF ENVIRONMENTAL CONCERN"                      --      Section 6.25
"NOTES"                                                   --      Section 1.1
"OFFERING"                                                --      Section 1.4
"PERMITS"                                                 --      Section 6.9
"PORTAL"                                                  --      Section 5.2
"PROCEEDINGS"                                             --      Section 6.10
"PURCHASE PRICE"                                          --      Section 2
"PURCHASERS"                                              --      Addressees
"REGISTRATION RIGHTS AGREEMENT"                           --      Section 1.3
"REGULATED PERSONS"                                       --      Section 6.36
"SENIOR EXCHANGE NOTES"                                   --      Section 1.3
"SENIOR NOTES"                                            --      Section 1.1
"SENIOR NOTES DISCOUNT"                                   --      Section 2
"SENIOR NOTES GUARANTOR"                                  --      Section 1.1
"SENIOR NOTES GUARANTY"                                   --      Section 1.1
"SENIOR NOTES INDENTURE"                                  --      Section 1.1
"SENIOR NOTES PURCHASER PRICE"                            --      Section 2
"SENIOR NOTES PURCHASERS"                                 --      Addressees
"SENIOR NOTES REGISTRATION RIGHTS AGREEMENT"              --      Section 1.3
"SFC"                                                     --      First Paragraph
"SFC GROUP"                                               --      6.19
"SIDLEY OFFICES"                                          --      Section 4
"SOLVENCY OPINION"                                        --      Section 9.1(d)
"TAX"                                                     --      Section 6.15
"TIA"                                                     --      Section 6.9
"TRANSACTION DOCUMENTS"                                   --      Section 3
"TRANSACTIONS"                                            --      Section 3
"TRUSTEE"                                                 --      Section 1.1

            The following terms shall have the definitions indicated:

            "Advisory Fee" shall have the meaning ascribed to such term in that certain Advisory Fee Letter, dated as of the Closing Date, from Black Canyon Capital LLC to SFC, as amended, restated, supplemented and otherwise modified from time to time.

                               ANNEX & SCHEDULES-2

                                                         NOTE PURCHASE AGREEMENT

            "Bank Facility" shall mean that certain Credit Agreement, dated as of September 19, 2002, among Swift & Company, S&C Australia Holdco Pty. Ltd., Australian Meat Holdings Pty. Limited, the lenders and issuers from time to time party thereto (the "Bank Lenders"), Citicorp USA, Inc. as administrative agent, australian agent and collateral agent, JPMorgan Chase Bank as syndication agent, Citisecurities Limited, as australian collateral trustee, and General Electric Capital Corporation, U.S. Bank National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, each as co-documentation agent, as amended, restated, supplemented and otherwise modified from time to time.

            "DTC" shall mean The Depository Trust Company.

            "Exempt Resales" shall mean sales by Purchasers of some or all of the Notes purchased by Purchasers hereunder solely to persons whom Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act or Institutional Accredited Investors.

            "Issuer Entity" shall mean each Issuer, each Guarantor, each Subsidiary of each Issuer.

            "Issuer 10-K" shall mean that certain Annual Report pursuant to
Section 13 or 15(d) of the Securities Act of 1934 on Form 10-K, for the fiscal year ended on May 30, 2004, of Holdco 3, filed with the Commission on August 27, 2004.

            "Issuer 10-Q's" shall mean each Quarterly Report pursuant to Section 13 or 15(d) of the Securities Act of 1934 on Form 10-Q, for the fiscal quarters ending on August 29, 2004, and November 28, 2004, of Holdco 3, filed with the Commission on October 13, 2004, and January 12, 2005, respectively.

            "SEC Documents" shall mean (i) the Issuer 10-K, (ii) each Issuer 10-Q, (iii) that certain Current Report on Form 8-K of Issuer dated July 28, 2003, and (iv) each and every other form, schedule, report, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Holdco 3 or SFC with the Commission after January 12, 2005, and on or before March 1, 2005. All references to the SEC Documents shall be deemed to include all documents incorporated by reference therein and all amendments and supplements thereto.

            "SFC Financial Documents" shall mean the unaudited consolidated internal financial statements with respect to SFC and its Subsidiaries for the 249 days ended May 25, 2003, the fiscal year ended May 30, 2004, and the 26 weeks ended November 28, 2004.

            "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities);

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

            (c) it is then able and expects to be able to pay its debts (including without limitation, contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as currently conducted.

                               ANNEX & SCHEDULES-3

                                                         NOTE PURCHASE AGREEMENT

            For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                               ANNEX & SCHEDULES-4

                                                         NOTE PURCHASE AGREEMENT

                                   SCHEDULE A
                                  PURCHASERS(1)

                                                                                             PRINCIPAL          TOTAL
                                                                           PRINCIPAL         AMOUNT OF        PRINCIPAL
                                                                           AMOUNT OF        CONVERTIBLE       AMOUNT OF
                                                                          SENIOR NOTES         NOTES             NOTES
                                                                           PURCHASED         PURCHASED        PURCHASED
                 PURCHASER                        NOTICE ADDRESS             (US$)             (US$)             (US$)
                 ---------                        --------------          ------------      -----------       ---------
Private Capital Partners LLC                 9665 Wilshire Blvd.,         11,666,666.67     8,333,333.33        20,000,000
                                             Suite 888
                                             Beverly Hills, CA  90212
                                             Attn: Jay Liebowitz

Canyon Value Realization Fund, L.P.          9665 Wilshire Blvd.,         18,500,000.00    13,500,000.00     32,000,000.00
BC Funding Company, Ltd.                     Suite 200                    65,733,333.33    46,666,666.67    112,400,000.00
Canyon Balanced Equity Master Fund, Ltd.     Beverly Hills, CA 90212       1,800,000.00     1,300,000.00      3,100,000.00
Canyon Capital Arbitrage Master Fund, Ltd.   Attn: Crystal Burke           5,000,000.00     3,500,000.00      8,500,000.00
MacVest I, Ltd.                                                              900,000.00       700,000.00      1,600,000.00
Canpartners Investments IV, LLC                                              700,000.00       500,000.00      1,200,000.00
Institutional Benchmarks Master Fund, Ltd.                                   700,000.00       500,000.00      1,200,000.00
Total                                                                   $105,000,000.00   $75,000,000.00   $180,000,000.00

(1) Persons indicated herein as Purchasers of the Convertible Notes are "Convertible Notes Purchasers" and Persons indicated as Purchasers of the Senior Notes are "Senior Notes Purchasers".

                               ANNEX & SCHEDULES-1

                                                         NOTE PURCHASE AGREEMENT

                        PURCHASE PRICE FOR SENIOR NOTES &
                     TOTAL PURCHASE PRICE PAID FOR ALL NOTES

                                                SENIOR NOTES PURCHASE PRICE     TOTAL PURCHASE PRICE
            PURCHASER                                      (US$)                        (US$)
            ---------                           ---------------------------     --------------------
Private Capital Partners LLC                            11,637,500.00                19,970,833.33
Canyon Value Realization Fund, L.P.                     18,453,750.00                31,953,750.00
BC Funding Company, Ltd.                                65,569,000.00               112,235,666.67
Canyon Balanced Equity Master Fund, Ltd.                 1,795,500.00                 3,095,500.00
Canyon Capital Arbitrage Master Fund, Ltd.               4,987,500.00                 8,487,500.00
MacVest I, Ltd.                                            897,750.00                 1,597,750.00
Canpartners Investments IV, LLC                            698,250.00                 1,198,250.00
Institutional Benchmarks Master Fund, Ltd.                 698,250.00                 1,198,250.00
Total                                                 $104,737,500.00              $179,737,500.00

                               ANNEX & SCHEDULES-2

                                                         NOTE PURCHASE AGREEMENT

                                    SCHEDULES

                                 [SEE ATTACHED]

                               ANNEX & SCHEDULES-1

                                                         NOTE PURCHASE AGREEMENT